UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2023

Cibus, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38161	27-1967997
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6455 Nancy Ridge Drive San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 450-0008

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Class A Common Stock, $0.0001 par value per share	CBUS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

In connection with its underwritten offering announced today, Cibus, Inc. (the “Company”) is providing the following disclosures, which updates and supplements the Company’s existing business disclosures, as follows:

“The Company

We are a leading agricultural technology company in the plant seed industry. We are not a seed company. We are a gene editing-based technology company whose business is to develop and license plant traits to seed companies in exchange for royalties. Our target trait market is productivity traits that improve yields, lower input (such as chemicals) costs, and increase the sustainability and profitability of farming. Our semi-automated high-throughput system, powered by our Rapid Trait Development System™ or RTDS® technology, enables us to directly edit seed companies’ elite germplasm. In this way, we introduce high value traits directly into a customers’ market-ready varieties or parent lines in a process that takes, on average, 3 to 5 years. In addition, we are developing, solely through partner-funded projects, certain output traits to meet the functional needs of the new sustainable ingredients industry to replace current ingredients that are plastics or fossil fuel based or that cause deforestation or raise other sustainability challenges. Because of our strategic realignment in October 2023, certain development timelines not linked to the initial and advanced traits, such as those associated with the development of our corn and wheat platform, are expected to be extended beyond our initial anticipated targets. As of November 1, 2023, we had 186 full-time employees, including a total of 34 employees with Ph.D. degrees. Of these full-time employees, approximately 137 employees are engaged in research and development, including trait development and production. Our Class A Common Stock trades on Nasdaq under the symbol “CBUS.”

Our Trait Pipeline

We have a pipeline of five productivity traits, four of which are applicable to multiple crops. Three of our traits are developed, meaning that they have been validated in field trials, have been edited into the elite lines of seed company partners and have started “shipping”—being transferred to these partners for pre-commercialization testing. These traits are pod shatter resistance (PSR) in Canola and two herbicide resistance traits (HT1 and HT3) in Rice. In addition, we have two advanced traits (i.e., where the editing process is underway with known edit targets) for Sclerotinia resistance and another novel broadleaf herbicide resistance trait, HT2. Our primary commercial objective is advancing our three developed traits: PSR, HT1 and HT3 into customer commercial lines in Canola (which we use to mean Canola, Carinata, Winter Oilseed Rape and Turnip Rape) and Rice, as further detailed below, and establishing an editing platform in soybean with which Cibus can edit a customer’s germplasm and return it back to the customer.

In light of the nature of our relationship with seed companies, we refer to seed companies as “customers” when we agree to a collaboration process with the joint intent of commercializing the Cibus Trait in the customer’s germplasm. All collaboration processes begin with an agreement on the material transfer of the customer’s elite germplasm to us for editing and agreement on the specific edits to be performed. Collaboration processes with seed company customers are entered into after we have completed validated field trials for the specific trait in the specific crop and the customer has positively reviewed the edited product and the validated field trials.

Currently, we have certain customers for whom we have commercial contract terms. For others, commercial contract terms will generally be agreed on when we return the customer’s seed with our edit. In each case, there is an understanding that commercial terms are expected to be in line with common industry standards and referenced trait fee ranges based on the specific traits in a specific crop and geography. With the exception of our Sclerotinia resistant trait, there is market data and industry information for the trait fee for each trait. Although our Sclerotinia disease trait does not have another disease trait to reference against, there are other traits such as the Bt traits for insect resistance for which market data and industry information provides ranges for determining trait fees as well as the cost of fungicide application to manage the disease. The process for determining trait fees is well established in the industry and involves determining the economic value of specific trait and determining the sharing arrangement between the farmer, the seed company customer and the trait developer.

Canola

We believe that the total market for Canola consists of approximately 50 million acres of crop across North America, the European Union, the United Kingdom, Ukraine, and Australia. The chart below summarizes information relating to our pipeline traits for Canola, including our beliefs with respect to the potential royalties available for Canola in our target market:

Trait	Stage of Development	Years of Field Trials(1)	Years from Edit to Initial Field Trials	Estimated Accessible Acres(2)	Estimated Trait Fee (per acre)(3)	Estimated Potential Target Market Royalties(4)(5)
PSR	Developed	5	3	27 million	$5-10	$200 million
Sclerotinia resistance	Advanced	2	3	30 million	$10-15	$300-$400 million
HT2	Advanced	1	4	20 million	$5-12	$225 million

Total:	—	—	—	80 million	—	$725-$875 million

(1)

Following greenhouse trait validation, field trials are generally conducted using customer-specific germplasm lines. “Years of Field Trials” indicate field trial years in which crop progressed to physiological maturity. Sclerotinia resistance is a multi-mode of action (MOA) trait, meaning that the trait operates through gene edits addressing multiple cellular processes or physiologies that are affected by the disease. For Sclerotinia resistance, years from edit to initial field trial is measured for each MOA as an independent trait with this chart presenting measurement for Canola in respect of the initial MOA.

(2)

“Accessible Acres” represent management’s estimate of the number of total acres for the specified geography on which seed with the specified Cibus trait will be planted, which is based on industry sources or references regarding the need for a specific trait in the specific crop and geography or specific jurisdiction, taking into account assumptions about competition, trait relevance, switching costs and adoption timeframes, and various other factors. Among other assumptions, management includes European Union acres in determining Accessible Acres. However, access to European Union acreage is dependent upon a favorable outcome of the EU legislative process with respect to a currently pending proposal. There can be no assurance that such a favorable outcome will be achieved.

(3)

“Trait Fees” represent management’s assumption regarding the potential per acre fee that we may receive in respect of the applicable trait, taking into account available market information regarding competitors’ current trait fees as well as assumptions regarding competition, trait relevance and trait value in specific geographies, and potential savings to farmers, switching costs and various other factors. Because Sclerotinia resistance is expected to be the first commercial disease trait, there are no directly comparable trait fee reference points. Management estimates that the Sclerotinia resistance Trait Fee will generally align with the relevant cost of fungicide applications, which are an alternative method to manage disease. See “Sclerotinia Trait Fees” below. For the remaining Trait Fees, management also takes into account comparable trait fees currently payable in respect of seeds containing existing commercial traits. Actual Target Market Royalties, if any, could be materially different than those expressed, implied, or anticipated by the estimates presented.

(4)

“Estimated Potential Target Market Royalties” represents (i) management’s estimates of Accessible Acres, times (ii) management’s estimate of the Trait Fee for the specific trait for a specific crop in a specific geography. These figures are calculated based on management estimates and assumptions, which are based on industry references and estimates of key data, such as the number of acres or percentage of total acres for which the trait would be relevant or where the applicable crop is impacted such that it would benefit from a specific trait. In each crop for each trait, the Accessible Acres may vary widely based on the trait, crop, geography or need. Cibus’ estimates of potential target market royalties also serves as the Company’s estimate of its peak sales for the specific trait and specific crop. This peak would generally be projected to occur several years after commercial availability of seed containing the applicable trait. Accordingly, such calculations should be considered illustrative.

(5)

Calculated based on a Total Canola Market of approximately 50 million total Canola acres in North America (24.2 million acres), Europe (including the European Union (15.3 million acres), the United Kingdom (0.9 million acres), and Ukraine (2.5 million acres)), and Australia (6.5 million acres), obtained from (i) Eurostat, the statistical office of the European Union (“Eurostat”), (as of 2023, with respect to the European Union), (ii) the United Kingdom’s Department for Environment Food & Rural Affairs (“DEFRA”) (as of 2022, with respect to the United Kingdom), and (iii) the Food and Agriculture Organization of the United Nations (“FAO”) (as of 2021, with respect to Australia, North America and Ukraine). Potential Target Market Royalties is based on the Company’s estimate of Accessible Acres and Trait Fees.

We currently have 10 initial customers for our PSR trait in Canola, representing approximately 20 million customer Accessible Acres and approximately $150 million in potential initial customer royalties. This calculation of potential initial customer royalties is based on the estimated total number of Canola acres planted with seed sold by our customers. The calculation assumes 20 million acres for which Cibus’ Trait Fee will apply (i.e., on all of the customers’ Canola acres) and a potential Trait Fee of between $5 to $10 per acre. All 10 our initial customers’ elite germplasms have been edited, with two transferred back and up to another four expected to be transferred prior to the end of 2023.

Rice

We believe that the total market for Rice consists of approximately 15 million acres of crop across North America, Latin America and Europe (including the European Union, Albania, North Macedonia, the Republic of Moldova, Russia and Ukraine). The chart below summarizes information relating to our pipeline traits for Rice, including our beliefs with respect to the potential royalties available for Rice in our target market:

Trait	Stage of Development	Years of Field Trials(1)	Years from Edit to Initial Field Trials	Estimated Accessible Acres(2)	Estimated Trait Fee (per acre)(3)	Estimated Potential Target Market Royalties(4)(5)
HT1	Developed	5	3	3 million	$20-40	$80 million
HT3	Developed	2	3	3 million	$20-40	$80 million

Total	—	—	—	6 million	—	$160 million

(1)	See note 1 to the “Canola” table above.

(2)	See note 2 to the “Canola” table above.
(3)	See note 3 to the “Canola” table above.
(4)	See note 4 to the “Canola” table above.
(5)

Calculated based on a Total Rice Market of approximately 15 million total Rice acres in North America (2.5 million acres), Latin America (10.8 million acres) and Europe (including the European Union, Albania, North Macedonia, the Republic of Moldova, Russia and Ukraine) (1.5 million acres), each obtained from the FAO (as of 2021). Potential Target Market Royalties is based on the Company’s estimate of Accessible Acres and Trait Fees.

We currently have 3 initial customers for our HT1 and HT3 traits in Rice, representing approximately 3.0 million customer Accessible Acres and approximately $70 million in potential initial customer royalties. For HT1 and HT3, this calculation of potential initial customer royalties is based on the estimated total number of Rice acres planted with seed sold by our customers that we consider Accessible Acres. The calculation assumes 3.0 million acres for which our Trait Fee will apply and a potential Trait Fee of between $20 to $40 per acre in the specific geography. The initial edit for these traits have been returned to one customer, with transfers to the remaining customers expected by year end 2024.

Soybean

We are currently in the process of developing an editing platform for soybean. The key system work for this platform (i.e., edits in the single soybean cell) is expected to be completed in the fourth quarter of 2023, with the soybean platform expected to be operational (i.e., a full plant being regenerated from the edited single cell) in 2024.

We believe that the total market for Soybean consists of approximately 250 million acres of crop across North America, Latin America and Europe (including the European Union, Albania, North Macedonia, the Republic of Moldova, Russia and Ukraine). The chart below summarizes information relating to our pipeline traits for Soybean, including our beliefs with respect to the potential royalties available for Soybean in our target market:

Trait	Stage of Development	Years of Field Trials	Years from Edit to Initial Field Trials	Estimated Accessible Acres(1)	Estimated Trait Fee (per acre)(2)	Estimated Potential Target Market Royalties(3)(4)
Sclerotinia resistance	Advanced	Awaiting Platform	—	50 million	$10-15	$500-750 million
HT2	Advanced	Awaiting Platform	—	75 million	$5-12	$375 million

Total	—	—	—	125 million	—	$875-$1,125 million

(1)	See note 2 to the “Canola” table above.
(2)	See note 3 to the “Canola” table above.
(3)	See note 4 to the “Canola” table above.
(4)

Calculated based on a Total Soybean Market of approximately 250 million total Soybean acres in North America (91.6 million acres), Latin America (153.0 million acres) and Europe (including the European Union (2.5 million acres) and Ukraine (3.3 million acres)), obtained from Eurostat (as of 2023, with respect to the European Union) and from the FAO (as of 2021, with respect to North America, Latin America and the Ukraine).

Sclerotinia Trait Fees

Because Sclerotinia resistance is expected to be the first commercial disease trait, there are no directly comparable trait fee reference points. Management estimates that the Sclerotinia resistance Trait Fee will generally align with the relevant cost of fungicide applications, which are an alternative method to manage disease. Accordingly, in analyzing potential Sclerotinia Trait Fees, management, among other things, considers economic similarities to the Bt trait, a GMO trait that is used to control insects. A 2010 National Research Council study concurred that Bt crops led to reduced pesticide use and/or the use of pesticides with lower toxicity compared to those used on conventional crops.

Based on the underlying positive economics of the Bt trait, it is estimated by AgBioInvestor that the average trait fee paid by farmers for the Bt traits is $10-$20 per acre, with aggregate trait fees of $2.6 billion in corn, $0.7 billion in cotton and $0.5 billion in soy. At this price, it is also estimated that the Bt Trait is incorporated in the genetics of seeds that are planted on over 300 million acres. The annual royalties are estimated by AgBioInvestor to be approximately $4.0 billion. It is further estimated by AgBioInvestor that the GMO-based weed management traits are also planted on over 300 million acres and earn annual trait fees of approximately $4.0 billion.

Similar to the trait fees paid for the Bt trait, which we believe are based on acres lost to insects, we believe that fees for Sclerotinia resistance will also be based on acres lost to the disease, which can be significant. For example, in 2016, Sclerotinia stem rot was widespread in canola across much of Western Canada, with over 90% of surveyed fields showing symptoms of infection. Cibus estimates that approximately 30 million acres of canola could be impacted by Sclertoinia stem rot. The below chart demonstrates the impact of Sclertonia on crop loss and the potential trait fees that could be earned for the Sclerotinia resistance trait, as compared to the cost of fungicide needed to prevent potential crop loss:

Cost of Fungicide	$20–$30 per acre
	% of crop infected	% yield loss from infection	$Value (per acre) of yield loss from infection*	Potential trait fee per acre
Crop loss due to Sclerotinia	10%	5%	$30	$10	Fungicide Breakeven
	20%	10%	$60	$20
	30%	15%	$90	$30
	40%	20%	$120	$40

Assumption: $16.11 per bushel (50 pounds), 37.9 bushels per acre, Trait Fee Potential equals 1/3 of $ Value of Loss to Farmer.

Regulatory Matters

We plan to license our products globally into our key target agricultural markets, including the United States, Canada and, subject to pending regulatory developments, the European Union. Each country or region has sets of regulations that govern the use of gene editing technologies in plants. The regulations for gene edited products varies from country to country. In the United States, for example, Cibus works closely with the United States Department of Agriculture (“USDA”) and other agencies to ensure the compliance of certain technologies it has developed. Prior to August 2020, the USDA utilized a process known as AIR (“Am I Regulated?”), which was used by many companies to help evaluate the novel breeding technologies under the broad umbrella of gene editing. In 2020, Cibus had favorable letters for 14 AIRs filed with this agency for multiple modes of action associated with its traits.

Because of the use of transgenes and the integration of foreign DNA in GMO technologies, there are very severe regulations in many countries, ranging from outright bans to specific controls regarding the use of GMO technology. In light technological advances since the development of GMO technologies, there has been tremendous effort globally to develop separate regulations for gene editing technologies that did not integrate transgenes or foreign DNA. These efforts are focused on technologies whose genetic changes are similar to genetic changes from conventional breeding. Accordingly, there are global efforts seeking to regulate technologies that meet this standard in the same manner as the products of mutagenesis and traditional breeding. While we view the overall regulatory trajectory positively, regulatory change has encountered headwinds, including organized and vocal opponents of modifying existing, restrictive regulatory frameworks.

Below is a map graphically showing this global regulatory framework, which has been compiled from information published directly by government authorities as well as industry associations. As used in the chart below, “Regulatory Policy in Place” means that gene edited crops are regulated as conventional varieties and not GMOs, “Positive Policy Developments” means ongoing research regulations are in development but no current timeline or regulatory guidance and “Positive Policy Discussions Underway” means the regulatory status of gene editing of crops has not been determined.”

In addition, the Company has also provided the following supplemental Recent Developments disclosure:

“Recent Developments

On October 20, 2023, we entered into a binding term sheet (the “Binding Term Sheet”) with our Chairman and Chief Executive Officer, Rory Riggs, pursuant to which a line of credit was made to us in the aggregate principal amount of $5,000,000. The Company expects that the Binding Term Sheet will be terminated concurrent with the closing of this offering, either in accordance with its terms or pursuant to an agreement of the parties.

As of September 30, 2023, we had $31.9 million of cash, cash equivalents, and restricted cash. Current liabilities were $25.1 million as of September 30, 2023.

In light of our financing needs and constraints on our capital resources, our Board of Directors is evaluating a full range of strategic alternatives to maximize stockholder value, which may include potential equity or debt financing transactions, business combination transactions (including an acquisition or merger transaction), sales of assets, licensing or other strategic transactions. Certain potential strategic transaction alternatives could (i) result in substantial additional dilution to existing stockholders, (ii) result in the issuance of securities with preferences over our existing Class A Common Stock and Class B Common Stock, (iii) subject us to covenants that impose operational restrictions, (iv) require us to relinquish potentially valuable rights to pipeline traits or proprietary technologies, (v) result in the granting of licenses on terms that are not favorable to us, or (vi) have a material adverse effect on the market price of our Class A common stock.

In addition, on October 18, 2023, we implemented a strategic realignment pursuant to which we initiated cost reduction initiatives designed to preserve capital resources for the advancement of our priority objectives, which initiatives included reductions in capital expenditures, streamlining of independent contractor utilization, and prioritization of near-term payment obligations. Our management continues to evaluate and closely manage our capital resources and initiatives in view of current constraints.”

Finally, the Company has provided the following supplemental risk factor disclosure:

“Our ability to continue as a going concern will depend on our ability to obtain additional financing in the near term.

As of September 30, 2023, we had $31.9 million of cash, cash equivalents, and restricted cash. Current liabilities were $25.1 million as of September 30, 2023.

Even if this offering is successful, there will continue to be substantial doubt about our ability to continue as a going concern in the absence of additional financing. To finance our continued operations under our current business plan over the next 12 months, we will need to raise additional capital, including after giving effect to this offering. Such financing may not be available within our required timeframes, on acceptable terms, or at all.

In light of the foregoing needs and constraints on our capital resources, our Board of Directors is evaluating a full range of strategic alternatives to maximize shareholder value, which may include potential equity or debt financing transactions, business combination transactions (including an acquisition or merger transaction), sales of assets, licensing or other strategic transactions. Certain potential strategic transaction alternatives could (i) result in substantial additional dilution to existing stockholders, (ii) result in the issuance of securities with preferences over Cibus’ existing Common Stock, (iii) subject the Company to covenants that impose operational restrictions, (iv) require us to relinquish potentially valuable rights to pipeline traits or proprietary technologies, (v) result in the granting of licenses on terms that are not favorable to the Company, or (vi) have a material adverse effect on the market price of the Class A Common Stock.

In addition, on October 18, 2023, Cibus implemented a strategic realignment pursuant to which we initiated cost reduction initiatives designed to preserve capital resources for the advancement of Cibus’ priority objectives, which initiatives included reductions in capital expenditures, streamlining of independent contractor utilization, and prioritization of near-term payment obligations. Cibus’ management continues to evaluate and closely manage its capital resources and initiatives in view of current constraints.

If we fail to obtain substantial funding or consummate a strategic transaction in the next several months and are unable to continue as a going concern, we may be required to discontinue or delay one or more of our development programs or to wind-down our business through the initiation of bankruptcy proceedings. In the event of a wind-down, it is likely that holders of our Common Stock, including investors in this offering, will lose all or part of their investment. If we seek additional financing to fund our business activities in the future and there is substantial doubt about our ability to continue as a going concern, investors or other financing sources may be unwilling to provide additional funding to us on commercially reasonable terms or at all.”

Forward Looking Statements

This report contains “forward-looking statements” within the meaning of applicable securities laws, including The Private Securities Litigation Reform Act of 1995. All statements, other than statements of present or historical fact included herein, including statements regarding Cibus’ projections of our future financial performance; estimates of our accessible acres, trait fees, or resulting potential royalties; estimates regarding our ability to enter commercial agreements with our customers; estimates regarding the number of our customer’s acres that will be accessible to us; our anticipated growth strategies; and anticipated trends in our business are forward-looking statements. Forward-looking statements may be identified by words such as “anticipates,” “believes,” “continue,” “estimates,” “expects,” “may,” “might,” “plans,” “potential” “predicts,” “should,” “target,” “will,” or the negative of these terms and other comparable terminology.

These forward-looking statements are based on the current expectations and assumptions of Cibus’ management about future events, which are based on currently available information. These forward-looking statements are subject to numerous risks and uncertainties, many of which are difficult to predict and beyond the control of Cibus. Cibus’ actual results, level of activity, performance, or achievements could be materially different than those expressed, implied, or anticipated by forward-looking statements due to a variety of factors, including, but not limited to: risks associated with the possible failure to realize certain anticipated benefits of the merger between Cibus Global, LLC and Calyxt, Inc. (Merger Transactions); the effect of the completion of the Merger Transactions on Cibus’ business relationships, operating results, and business generally; the outcome of any litigation related to the Merger Transactions; changes in expected or existing competition; challenges to Cibus’ intellectual property protection and unexpected costs associated with defending intellectual property rights; increased or unanticipated time and resources required for Cibus’ platform or trait product development efforts; Cibus’ reliance on third parties in connection with its development activities; challenges associated with Cibus’ ability to effectively license its productivity traits and sustainable ingredient products; the risk that farmers do not recognize the value in germplasm containing Cibus’ traits or that farmers and processors fail to work effectively with crops containing Cibus’ traits; challenges that arise in respect of Cibus’ production of high-quality plants and seeds cost effectively on a large scale; Cibus’ need for additional funding to finance its activities and challenges in obtaining additional capital on acceptable terms, or at all; Cibus’ dependence on distributions from Cibus Global, LLC to pay taxes and cover its corporate and overhead expenses; regulatory developments that disfavor or impose significant burdens on gene-editing processes or products; Cibus’ ability to achieve commercial success; commodity prices and other market risks facing the agricultural sector; technological developments that could render Cibus’ technologies obsolete; changes in macroeconomic and market conditions, including inflation, supply chain constraints, and rising interest rates; dislocations in the capital markets and challenges in accessing liquidity and the impact of such liquidity challenges on Cibus’ ability to execute on its business plan; the Company’s assessment of the period of time through which its financial resources will be adequate to support operations; and other important factors discussed in “Risk Factors of Cibus, Inc.” filed as Exhibit 99.3 with Cibus’ Current Report on Form 8-K, which was filed with the Securities and Exchange Commission (the “SEC”) on June 1, 2023, under the heading “Item 8.01 - Other Events - Supplemental Risk Factors” in the Company’s Current Report on Form 8-K filed on October 18, 2023, and any additional “Risk Factors” identified in Cibus’ subsequent reports on Forms 10-Q and 8-K filed with the SEC. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements.

In addition, the forward-looking statements included in this report represent Cibus’ views as of the date hereof. Cibus specifically disclaims any obligation to update such forward-looking statements in the future, except as required under applicable law. These forward-looking statements should not be relied upon as representing Cibus’ views as of any date subsequent to the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Cibus, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 12, 2023

CIBUS, INC.

By:	/s/ Rory Riggs
Name:	Rory Riggs
Title:	Chief Executive Officer and Chairman